Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 1 to Form S-1 of our report dated March 28, 2024, which includes an explanatory paragraph regarding CONX Corp.’s ability to continue as a going concern, relating to the financial statements of CONX Corp., as of and for the years ended December 31, 2023 and 2022, which is contained in that Prospectus. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

July 12, 2024